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                                                                                                   K-FED BANCORP
                                                                                              1359 North Grand Avenue
                                                                                             Covina, California 91724
                                                                                                  (___) ___-____

                                                                                        STOCK ORDER AND CERTIFICATION FORM

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DEADLINE: The Subscription Offering ends at 12:00 Noon, Pacific Standard Time, on ___________, 2004. Your original Stock Order and
Certification Form, properly executed and with the correct payment, must be received (not postmarked) at the address on the top of this form, or at a Kaiser Federal Bank office, by the deadline, or it will be considered void. FAXES OR COPIES OF THIS FORM WILL NOT
BE ACCEPTED.
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(1) Number of Shares                     (2) Total Amount Due      (6) [ ] Check here if you are a DIRECTOR, OFFICER or EMPLOYEE of
    -----------------    Price Per Share    -----------------              Kaiser Federal Bank or a member of such person's
                       X     $10.00      =  $                              immediate family (same household).
    -----------------                       -----------------     ------------------------------------------------------------------
    Minimum - 25 shares                                            (7) [ ] NASD AFFILIATION - see description on reverse side of
    Maximum - 15,000 shares                                                this form.
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METHOD OF PAYMENT                                                  (8) Please review the preprinted account information listed below. The accounts printed below may not be all of your
(3) [ ] Enclosed is a check, bank draft or money order payable to      qualifying accounts or even your accounts as of the earliest
        K-Fed Bancorp for $_______________.                            of the three dates if you have changed names on the accounts.
                                                                       You should list any other accounts that you may have or had
(4) [ ] I authorize Kaiser Federal Bank to make withdrawals from       with Kaiser Federal Bank in the box below. SEE THE STOCK
        my certificate or savings account(s) (not accounts with        ORDER FORM INSTRUCTIONS SHEET FOR FURTHER INFORMATION. All
        checking privileges) shown below; and understand that the      subscription orders are subject to the provisions of the Plan
        amounts will not otherwise be available for withdrawal:        of Stock Issuance.

ACCOUNT NUMBER(S)                            AMOUNT(S)             -----------------------------------------------------------------
------------------------------------ --------------------------

------------------------------------ --------------------------

------------------------------------ --------------------------

------------------------------------ --------------------------

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                 TOTAL WITHDRAWAL
                                     --------------------------    -----------------------------------------------------------------

THERE IS NO PENALTY FOR EARLY WITHDRAWAL.
-----------------------------------------------------------------  ADDITIONAL QUALIFYING ACCOUNTS
(5) PURCHASER INFORMATION (CHECK ONE)

A. [ ] ELIGIBLE ACCOUNT HOLDER - Check here if you were a          ACCOUNT TITLE (NAMES ON ACCOUNTS)             ACCOUNT NUMBER
       depositor with at least $50 on deposit with Kaiser Federal  ---------------------------------------- ------------------------
       Bank as of OCTOBER 31, 1999. Enter information in Section
       8 for all deposit accounts that you had at Kaiser Federal   ---------------------------------------- ------------------------
       Bank on OCTOBER 31, 1999.
                                                                   ---------------------------------------- ------------------------
B. [ ] SUPPLEMENTAL ELIGIBLE ACCOUNT HOLDER - Check here if you
       were a depositor with at least $50 on deposit with Kaiser   ---------------------------------------- ------------------------
       Federal Bank as of DECEMBER 31, 2003 but are not an
       Eligible Account Holder. Enter information in Section 8     ---------------------------------------- ------------------------
       for all deposit accounts that you had at Kaiser Federal
       Bank on DECEMBER 31, 2003.                                  PLEASE NOTE: FAILURE TO LIST ALL OF YOUR ACCOUNTS MAY RESULT IN
                                                                   THE LOSS OF PART OR ALL OF YOUR SUBSCRIPTION RIGHTS. (additional
C. [ ] LOCAL COMMUNITY - Residents of Los Angeles, San Bernardino  space on back of form)
       and Santa Clara Counties, California

D. [ ] GENERAL PUBLIC

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(9) STOCK REGISTRATION - PLEASE PRINT LEGIBLY AND FILL OUT COMPLETELY
    (Note: The stock certificate and all correspondence to this stock order will be mailed to the address provided below)

    [ ] Individual                      [ ] Uniform Transfer to Minors Act       [ ] Partnership
    [ ] Joint Tenants                   [ ] Uniform Gift to Minors Act           [ ] Individual Retirement Account
    [ ] Tenants in Common               [ ] Corporation                          [ ] Fiduciary/Trust (Under Agreement Dated _______)

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Name                                                                    Social Security or Tax I.D.
----------------------------------------------------------------------- ------------------------------------------------------------

Name                                                                    Social Security or Tax I.D.
----------------------------------------------------------------------- ------------------------------------------------------------
Mailing                                                                         Daytime
Address                                                                         Telephone
------------------------------------------------------------------------------- ----------------------------------------------------
                                              Zip                               Evening
City                            State         Code           County             Telephone
------------------------------------------------------------------------------- ----------------------------------------------------

------------------------------------------------------------------------------- ----------------------------------------------------

ACKNOWLEDGMENT By signing below, I acknowledge receipt of the prospectus dated _____________, 2004 and understand I may not change or revoke my order once it is received by K-Fed Bancorp. I also certify that this stock order is for my account and there is no agreement or understanding regarding any further sale or transfer of these shares. Applicable regulations prohibit any persons from transferring, or entering into any agreement directly or indirectly to transfer, the legal or beneficial ownership of subscription rights or the underlying securities to the account of another person. K-Fed Bancorp will pursue any and all legal and equitable remedies in the event it becomes aware of the transfer of subscription rights and will not honor orders known by it to involve such transfer. Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number given above is corret; and (2) I am not subject to backup withholding. You must cross out this item (2) in this acknowledgement if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under-reporting interest or dividends on your tax return. By signing below, I also acknowledge that I have not waived any rights under the Securities Act of
1933 and the Securities Exchange Act of 1934, both as amended.

SIGNATURE: THIS FORM MUST BE SIGNED AND DATED BELOW AND ON THE BACK OF THIS FORM. THIS ORDER IS NOT VALID IF THE STOCK ORDER AND
CERTIFICATION FORM ARE NOT BOTH SIGNED AND PROPERLY COMPLETED. Your order will be filled in accordance with the provisions of the
Plan of Stock Issuance as described in the prospectus. An additional signature is required only if payment is by withdrawal from an account that requires more than one signature to withdraw funds.


----------------------------------------------------------------   -----------------------------------------------------------------
Signature                                    Date                  OFFICE USE ONLY              Check #  ____________ ____________

----------------------------------------------------------------   Date Rec'd _____/_____       Ck. Amt. ____________ ____________
Signature                                    Date
                                                                   Batch # _________ - Order # _____________ Category ____________
----------------------------------------------------------------   -----------------------------------------------------------------
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                                                            K-FED BANCORP


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ITEM (7) CONTINUED - NASD AFFILIATION (this section only applies   ITEM (8) CONTINUED; PURCHASER INFORMATION
to those individuals who meet the delineated criteria)
                                                                   ACCOUNT TITLE (NAMES ON ACCOUNTS)             ACCOUNT NUMBER
Check the box if you are a member of the National Association of   ---------------------------------------- ------------------------
Securities Dealers, Inc. ("NASD"), a person associated with an
NASD member, a member of the immediate family of any such person   ---------------------------------------- ------------------------
to whose support such person contributes, directly or indirectly,
or the holder of an account in which an NASD member or person      ---------------------------------------- ------------------------
associated with and NASD member has a beneficial interest.  To
comply with conditions under which an exemption from the NASD's    ---------------------------------------- ------------------------
Interpretation With Respect to Free-Riding and Withholding is
available, you agree, if you have checked the NASD affiliation     ---------------------------------------- ------------------------
box: (1) not to sell, transfer or hypothecate the stock for a
period of three months following the issuance and (2) to report    ---------------------------------------- ------------------------
this subscription in writing to the applicable NASD member within
one day of the payment therefor.                                   ---------------------------------------- ------------------------
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                                                         CERTIFICATION FORM
                            (THIS CERTIFICATION FORM MUST BE SIGNED IN ADDITION TO THE STOCK ORDER FORM)

I ACKNOWLEDGE THAT THE SHARES OF COMMON STOCK OF K-FED BANCORP ARE NOT DEPOSITS OR ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE
FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

If anyone asserts that the shares of common stock are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Federal Deposit Insurance Corporation West Regional Director, Nancy E. Hall, at (415) 974-2000.

I further certify that, before purchasing the common stock of K-Fed Bancorp, I received a copy of the prospectus dated ____________,
2004, which discloses the nature of the common stock being offered and describes the following risks involved in an investment in the common stock under the heading "Risk Factors" beginning on page 1 of the prospectus.

1.   Our loan portfolio possesses increased risk due to our substantial number of multi-family, commercial real estate and consumer loans, which could increase the level of our provision for loan losses.

2.   Our loan portfolio possess increased risk due to its rapid expansion, the volume of purchased loans and the unseasoned nature of the portfolio.

3.   Changes in interest rates may hurt our profits.

4.   After this offering, our return on equity, will be low compared to other companies and our compensation expenses will increase.
     This could negatively impact the price of our stock.

5.   We intend to grant stock options and restricted stock to the board and management following the stock offering which could reduce your ownership interest.

6.   Our historic reliance on a group of customers employed by the same company exposes us to greater risk than a diversified customer base.

7.   Persons who purchase stock in the offering will own a minority of K-Fed Bancorp's common stock and will not be able to exercise voting control over most matters put to a vote of stockholders.

8.   Holders of K-Fed Bancorp common stock may not be able to sell their shares when desired if a liquid trading market does not develop, or for $10.00 or more per share even if a liquid trading market develops.

9.   Management will have substantial discretion over investment of the offering proceeds and may make investments with which you disagree.

10.  Strong competition in our primary market area reduces our ability to attract and retain deposits and obtain loans.

11.  If economic conditions deteriorate, our results of operations and financial condition could be adversely impacted as borrowers'
     ability to repay loans declines and the value of the collateral securing our loans decreases.


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Signature                               Date                             Signature                               Date
----------------------------------------------------------               ----------------------------------------------------------

(NOTE: IF SHARES ARE TO BE HELD JOINTLY, BOTH PARTIES MUST SIGN)

EXECUTION OF THIS CERTIFICATION FORM WILL NOT CONSTITUTE A WAIVER OF ANY RIGHTS THAT A PURCHASER MAY HAVE UNDER THE SECURITIES ACT
OF 1933 AND THE SECURITIES EXCHANGE ACT OF 1934, BOTH AS AMENDED. THE SHARES OF COMMON STOCK BEING OFFERED ARE NOT DEPOSITS OR
ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.
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K-FED BANCORP

                                                    STOCK ORDER FORM INSTRUCTIONS

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ALL SUBSCRIPTION ORDERS ARE SUBJECT TO THE PROVISIONS OF THE PLAN OF STOCK ISSUANCE.
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ITEMS 1 AND 2 - Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares ordered by the subscription price of $10.00 per share. The minimum purchase is $250 or 25 shares of common stock. The maximum individual purchase is $150,000 or 15,000 shares of common stock. The maximum purchase for any person or persons acting in concert is $600,000 or 60,000 shares of common stock. For additional information and limits, see "The Stock
Offering - Limitations on Stock Purchases" in the prospectus.


ITEM 3 - Payment for shares may be made in cash (only if delivered by you in person, although we request that you exchange the cash for a check with a teller at Kaiser Federal Bank) or by check, bank draft or money order payable to K-Fed Bancorp. DO NOT MAIL CASH.
Your funds will earn interest at the regular savings account rate until the conversion is completed.

ITEM 4 - To pay by withdrawal from a savings account or certificate of deposit at Kaiser Federal Bank, insert the account number(s)
and the amount(s) you wish to withdraw from each account. If more than one signature is required for a withdrawal, all signatories must sign in the signature box at the bottom of the Stock Order and Certification Form. TO WITHDRAW FROM AN ACCOUNT WITH CHECKING
PRIVILEGES, PLEASE WRITE A CHECK. Kaiser Federal Bank will waive any applicable penalties for early withdrawal from certificate of deposit accounts. A hold will be placed on the account(s) for the amount(s) you indicate to be withdrawn, which means that you may not withdraw these funds. Payments will remain in the account(s) and earn their respective rate of interest until the stock offering closes.

ITEM 5 - Please check the appropriate box to tell us the earlier of the two dates that applies to you, or if not applicable, if you are a member of the local community or the general public.

ITEM 6 - Please check this box if you are a director, officer or employee of Kaiser Federal Bank, or a member of such person's household.

ITEM 7 - Please check this box if you have a National Association of Securities Dealers, Inc. ("NASD") affiliation (as defined on the reverse side of the Stock Order and Certification Form.)

ITEM 8 - Please review the preprinted qualifying account number(s) information. THE ACCOUNT NUMBER(S) LISTED MAY NOT BE ALL OF YOUR
ACCOUNT NUMBERS. You should list any other qualifying accounts that you may have or had with Kaiser Federal Bank in the box located under the heading "Additional Qualifying Accounts." These may appear on other Stock Order and Certification Forms you have received.
For example, if you are ordering stock in just your name, you should list all of your deposit accounts as of the earliest of the date that you were a depositor. Similarly, if you are ordering stock jointly with another depositor, you should list all deposit accounts under which either of you are owners, i.e., individual accounts, joint accounts, etc. If you are ordering stock in your minor child's or grandchild's name under the UNIFORM TRANSFERS TO MINORS ACT, the minor must have had a deposit account on one of the date and you should list only their account number(s). If you are ordering stock through a corporation, you need to list just that corporation's deposit accounts, as your individual account(s) do not qualify. FAILURE TO LIST ALL OF YOUR QUALIFYING ACCOUNTS
MAY RESULT IN THE LOSS OF PART OR ALL OF YOUR SUBSCRIPTION RIGHTS.

ITEM 9 - The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance
K-Fed Bancorp common stock. Please complete this section as fully and accurately as possible, and be certain to supply your social security or tax identification number(s) and your daytime and evening phone numbers. We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor.
SUBSCRIPTION RIGHTS ARE NOT TRANSFERABLE. If you are an eligible or supplemental eligible account holder, to protect your priority over other purchasers as described in the prospectus, you must take ownership in at least one of the account holder's names.

                         PLEASE BE SURE TO SIGN THE CERTIFICATION FORM ON THE BACK OF THE STOCK ORDER FORM.

                                            (SEE REVERSE SIDE FOR STOCK OWNERSHIP GUIDE)
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K-FED BANCORP

                                                        STOCK OWNERSHIP GUIDE

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INDIVIDUAL - The stock is to be registered in an individual's name only. You may not list beneficiaries for this ownership.

JOINT TENANTS - Joint tenants with rights of survivorship identifies two or more owners. When stock is held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

TENANTS IN COMMON - Tenants in common may also identify two or more owners. When stock is to be held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

UNIFORM TRANSFERS TO MINORS ACT - For residents of CALIFORNIA and many states, stock may be held in the name of a custodian for the benefit of a minor under the UNIFORM TRANSFERS TO MINORS ACT. For residents in other states, stock may be held in a similar type of ownership under the UNIFORM GIFTS TO MINORS ACT of the individual state. For either form of ownership, the minor is the actual owner of the stock with the adult custodian being responsible for the investment until the child reaches legal age. Only one custodian and one minor may be designated.

INSTRUCTIONS: On the first name line, print the first name, middle initial and last name of the minor, with the abbreviation followed by the notation UTMA-CA or UGMA-Other State. Print the first name, middle initial and last name of the custodian on the second name line followed by abbreviation "CUST." LIST ONLY THE MINOR'S SOCIAL SECURITY NUMBER.

CORPORATION/PARTNERSHIP - Corporations/partnerships may purchase stock. Please provide the corporation/partnership's legal name and
Tax identification number. To have depositor rights, the corporation/partnership must have an account in its legal name. Please contact the Stock Information Center to verify depositor rights and purchase limitations.

INDIVIDUAL RETIREMENT ACCOUNT - Individual retirement account ("IRA") holders may make stock purchases from their deposits through a
PREARRANGED "trustee-to-trustee" transfer. Stock may only be held in a self-directed IRA. Please contact the Stock Information
Center if you have any questions about your IRA account and PLEASE DO NOT DELAY in exploring this option. ESTABLISHING A
SELF-DIRECTED IRA AND COMPLETING A "TRUSTEE-TO-TRUSTEE" TRANSFER CAN FREQUENTLY REQUIRE SEVERAL DAYS TIME. Registration for IRAs:
                On Name Line 1 - list the name of the broker or trust department followed by CUST or TRUSTEE.
                On Name Line 2 - FBO (for benefit of) YOUR NAME IRA a/c #______.
                Address will be that of the broker/trust department to where the stock certificate will be sent.
                The social security/tax identification number(s) will be either yours or your trustees, AS THEY DIRECT.
                Please list YOUR phone numbers.

FIDUCIARY/TRUST - Generally, fiduciary relationships (such as trusts, estates, guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your stock may not be registered in a fiduciary capacity.

INSTRUCTIONS: On the first name line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first name line. Following the name, print the fiduciary title such as trustee, executor, personal representative, etc. On the second name line, print the name of the maker, donor or testator or the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after "Under Agreement Dated," fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.



                                        (SEE REVERSE SIDE FOR STOCK ORDER FORM INSTRUCTIONS)
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